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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 31, 1997


                                Bionutrics, Inc.
             (Exact name of registrant as specified in its charter)

                         Commission File Number: 0-22011


                 NEVADA                                       86-0760991

     (State or other jurisdiction of                        (IRS Employer
     incorporation or organization)                      Identification No.)

    2425 E. CAMELBACK RD., SUITE 650
            PHOENIX, AZ 85016                                 85016-4214

(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (602) 508-0112
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


Effective October 31, 1997 registrant acquired by merger, from InCon Holdings, LLC, InCon Technologies, Inc. ("InCon"), a privately held company in Batavia, Illinois, in the business of processing edible oils and chemicals by means of vacuum distillation and molecular separation. The merger consideration was 1.4 million restricted common shares of registrant. The acquisition was accomplished by a forward triangular merger of InCon into registrant's indirectly wholly-owned subsidiary, which will operate under the InCon Technologies name. Registrant will continue the business of InCon.

InCon has performed toll processing work for registrant's initial product evolvE(TM), an all-natural dietary supplement from rice bran oil, made with a patented process. evolvE(TM) helps maintain cardiovascular health by helping to lower cholesterol, acting as a powerful antioxidant in the blood and helping to promote normal cardiovascular circulation.

Registrant believes that in the acquisition it has acquired technology and expertise critical to its growth as a pharmaceutical company. The Batavia InCon facility is approximately 30,000 square feet, and houses its design, testing and production equipment. On its staff are approximately 35 experienced chemists, engineers and operations personnel. Also acquired in the merger were specialty tocopherol vitamin E technology and the business of a related InCon company that, together with InCon, has certain edible oil manufacturing plant technology.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a) Audited financial statements for InCon Technologies, Inc. will be filed no later than January 14, 1998.

      (b) Pro forma financial information for InCon Technologies, Inc., and Bionutrics, Inc., will be filed no later than January 14, 1998.

      (c) Agreement and plan of merger among InCon Technologies, Inc., InCon Holdings, L.L.C., Bionutrics, Inc., and BNRX, Inc.

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                                BIONUTRICS, INC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                Bionutrics, Inc.
                                  (Registrant)


Dated: November 7, 1997                      By: /s/ George E. Duck, Jr.
                                                 -------------------------

                                             Its: Vice President, Finance
                                                 -------------------------
                                                  Secretary and Treasurer
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